Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Avalo Therapeutics, Inc. (the “Registrant”) on Form 10-Q for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Garry Neil, Chief Executive Officer (principal executive officer) of the Registrant, and I, Christopher Sullivan, Chief Financial Officer (principal financial officer) of the Registrant, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and the results of operations of the Registrant for the periods covered by the Report.

Date: November 6, 2025	By:	/s/ Garry Neil, M.D.
	Name:	Garry Neil, M.D.
	Title:	Chief Executive Officer (Registrant’s Principal Executive Officer)

Date: November 6, 2025	By:	/s/ Christopher Sullivan
	Name:	Christopher Sullivan
	Title:	Chief Financial Officer (Registrant’s Principal Financial Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Avalo Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.